Management Update Fourth Quarter 2012 NASDAQ Ticker: STSA Spokane, Washington www.sterlingfinancialcorporation.com

Safe Harbor (1) The Reform Act defines the term "forward-looking statements" to include: statements of management plans and objectives, statements regarding the future economic performance, and projections of revenues and other financial data, among others. The Reform Act precludes liability for oral or written forward-looking statements if the statement is identified as such and accompanied by "meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those made in the forward-looking statements." In the course of our presentation, we may discuss matters that are deemed to be forward-looking statements, which are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 (the “Reform Act”)(1). Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Actual results may differ materially and adversely from projected results. We assume no obligation to update any forward-looking statements (including any projections) to reflect any changes or events occurring after the date hereof. Additional information about risks of achieving results suggested by any forward-looking statements may be found in Sterling’s 10-K, 10-Q and other SEC filings, included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” 2

Key Statistics as of 12/31/12 (billions) Total assets $9.2 Total deposits $6.4 Net loans $6.1 2012 Sterling Franchise at a Glance 3  Based in Spokane, Wash., Sterling is one of the largest commercial banks headquartered in the Pacific Northwest (1)  Approximately 54,000 commercial transaction accounts and 281,000 retail transaction accounts  $6.4 billion of deposits with an average cost of 0.46% (2)  Market cap of $1.3 billion (3) 184 branches in 4 states Source: SNL Financial, Company filings. Note: Financial data as of December 31, 2012. (1) Pacific Northwest defined as Idaho, Oregon and Washington. (2) For the quarter ended December 31, 2012. (3) As of December 31, 2012. (4) Pro forma deposit market share data includes Borrego and BPFH, as of June 30, 2012. Pro Forma Deposit Market Share (4) State Branches Rank Market Share Washington 87 7 3.15% Oregon 63 9 3.26% California 17 55 0.10% Idaho 17 11 2.54%

Q4 2012 Performance Highlights  Improving quarterly results o Reported Q4 net income of $20.9 million, or $0.34 per diluted share • Balance sheet repositioning, Montana divestiture, legal settlement and tax benefit reduced net income by $11.9 million, or $0.19 per share for Q4 ‘12 o Compares to $14.8 million, or $0.24 per share, for Q4 ‘11  Net interest margin (FTE) of 3.49%, up 23 bps from Q4 ‘11 o Average cost of deposits declined by 34 bps from the year ago quarter  Originated $562 million new portfolio loans (excluding HFS) o 47% multifamily loan originations, 24% commercial loan originations, including owner-occupied CRE and C&I; 23% residential and consumer loan originations o Originated $904 million of held for sale residential mortgage loans • Generated $28 million of mortgage banking ops income for Q4 ‘12, compared to $15 million for Q4 ‘11 o Gross loan balances were up 13% year-over-year, about half of which was organic growth  Declining levels of nonperforming assets (NPAs) o NPAs of $210 million at 12/31/12; a 43% decline compared to $369 million at 12/31/11  Focus on operational efficiency o Ongoing branch rationalization: Sold, closed or consolidated 16 branches during 2012; 9 branches scheduled for closure or sale during first half of 2013 4

Key Operating Objectives

Performance Trends

+	Cost-effective funding	▪ Cost of Deposits: 46 bps in Q4 '12, compared to 80 bps in Q4 '11 ▪ Noninterest deposit balances expanded to 26% of portfolio, up from 19% a year ago ▪ Transaction/Savings/MMDA balances 73% of total deposits
+	Improved asset quality	▪ Ratio of NPA/total assets: 2.28%, down from 4.01% a year ago ▪ Classified assets/ Tier 1+ALLL = 18% o Down from 105% at recap (Q3 '10)
+	High quality relationship based asset generation	▪ Loan balances growing despite de-risking ▪ Accelerating momentum in Commercial and Consumer ▪ Mortgage production – strongest volumes in three years; solid pipelines
+	Expense control	▪ Montana branch divestiture completed in Q4 '12 ▪ Branch rationalization ongoing: 9 branches scheduled for closure/sale by mid 2013 ▪ OREO costs declining
=	Profitable growth	▪ $20.9 million of reported net income in Q4 '12 ▪ +$11.9 million related to balance sheet repositioning and non-operating charges ▪ $32.8 million adjusted net income
★	Active capital mgmt	▪ Reinitiated regular quarterly dividends during Q3 '12 ▪ Special dividend of $0.35 per share during Q4 '12 ▪ Strategic acquisitions that make financial sense

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Deposit Composition and Funding Source: SNL Financial and company filings. (1) Peers include: BANR, CATY, CYN, CVBF, GBCI, PACW, SIVB, UMPQ, and WABC. Figures based on median of peers.  $1 billion of CDs re-pricing by YE 2013 with a current average rate of 1.0%  Structured repurchased agreement borrowings: o $100MM with rate of 4.4% matured in Q4 ‘12 o Prepaid $250MM with a rate of 4.3% in Q4 ‘12 o 12/31/12 structured repo balance $550MM, WAC 3.6%, WAM 4.1 years Deposit composition Deposit balances Reducing avg. cost of deposits (%) (1) 6 Non-interest bearing transaction: $1,703 / 26% Interest-bearing transaction $732 / 11% Savings and money market demand: $2,130 / 33% Retail time deposits: $1,529 24% Public: $174 / 3% Brokered: $168 / 3% Balance of $6,436 million as of December 31, 2012 (in millions) (in millions) 12/31/2011 12/31/2012 Annual % change Retail deposits: Transaction $1,733 $2,435 41% Savings and MMDA 1,902 2,130 12% Time deposits 1,993 1,529 -23% Total retail 5,628 6,094 8% Public: 429 174 -59% Brokered: 429 168 -61% Total deposits $6,486 $6,436 -1% BPs Change Depost funding costs 0.80% 0.46% -34 Gross loans to deposits 85% 97% 2.72% 2.31% 2.08% 1.98% 1.77% 1.45% 1.36% 1.27% 1.13% 1.01% 0.91% 0.86% 0.80% 0.67% 0.58% 0.53% 0.46% 1.33% 1.10% 0.90% 0.85% 0.73%0.67% 0.66% 0.56% 0.50% 0.51% 0.48% 0.45% 0.36% 0.32% 0.29% 0.28% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12 4Q 2012 Y-o-Y Improvement (34 bps) STSA Peer

Washington: $2,346 / 38% Oregon: $1,354 / 22% N. California: $1,308 / 21% S. California: $635 / 10% Idaho: $272 / 4% Arizona: $147 / 2% Other: $204 / 3% (in millions) Residential RE: $807 / 13% Multifamily: $1,580 / 25% CRE, NOO: $1,220 / 20% CRE, OO: $1,276 / 20% C&I : $540 / 9% Construction: $75 / 1% Consumer: $755 / 12% (in millions) Loan Portfolio Summary Focusing on Relationship-Based Lending  Gross loans were $6.3 billion at December 31, 2012  Q4 ‘12 portfolio loan originations increased $215 million, or 62% over Q4 ‘11 (1)  Multifamily, Owner Occupied CRE, and C&I accounted for 71% of Q4 ‘12 portfolio originations Source: Company filings. (1) Excluding residential mortgage loans held for sale. Loan mix by geography Loan mix by category 7

0 100 200 300 400 500 600 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12 Residential RE Multifamily CRE Construction Consumer Commercial 8 $265 $348 $346 $348 $426 Source: Company filings. (1) Excluding residential mortgage loans held for sale. Loan Portfolio New Originations by Quarter (1) $180 $459 $ M illion s $457 $562

$28 $147 $365 $568 $748 $921 $1,156 $1,300 $1,561 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12 Mi llio ns Quarterly Originations Cumulative 5 Yr Fixed Hybrid ARM 68% 7 Yr Fxd H- ARM 18% 3 Yr Fxd H- ARM 10% Other 4% WA 26% OR 9% N Cal 30% S Cal 35% Refi 69% Purchase 31% Multifamily – Program to Date as of Q4 2012 9 MF loan programs MF geography MF loan purpose MF originations since program inception  Wtd Avg LTV: 66.9%; Wtd Avg DSC: 1.33:1; Wtd Avg Yield: 4.0%

 Working to improve efficiency and effectiveness of operations o Addressing inefficient operations • Completed Montana divestiture (7 branches) • Ongoing branch evaluations/consolidations (sales) (9 planned for 1H 2013) • Announced acquisition of Borrego Springs Bank to bolster SBA production and administration • Consolidated Loan Servicing into 40% less space • Commence outsourcing of residential mortgage loan servicing in Q1 ‘13 o Continued focus on vendor management and consolidation  OREO Expense – Expected decline with lower OREO o YTD 2012 OREO Expense was down $30 million, or 71%, from 2011 Expense Control and Operating Efficiency Drivers 10

$- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12 M illi on s Classified Assets Non-perfoming Assets Non-performing Loans 12/31/09: $1,648 $222 11 Improving Trend in Classified & NPAs

(in millions) 12/31/2011 3/31/2012 6/30/2012 9/30/2012 12/31/2012 NPLs beginning-of-period $323.1 $287.2 $279.7 $265.3 $212.4 Additions/increases 33.0 32.3 67.2 30.0 17.4 Return to accruing status - (0.9) (24.7) (9.9) (25.8) Charge-offs (10.7) (20.2) (5.0) (6.0) 0.6 Transfer to OREO (18.5) (9.4) (13.2) (8.0) (2.9) Payments/sales (39.7) (9.3) (38.7) (59.0) (16.4) NPLs end of period $287.2 $279.7 $265.3 $212.4 $185.3 NPLs/Loans 5.2% 4.7% 4.4% 3.5% 3.0% % decline ($) since Q4 2011: 35% For the quarter ended Non-performing Loan (NPL) Flow Analysis 12

(dollars in millions) Amount Properties Amount Properties OREO: Beginning balance $112 178 $47 70 Additions 16 74 3 20 Valuation adjustments (1) - (1) - Sales (47) (108) (24) (44) Other changes 2 (1) - - Ending balance $82 143 $25 46 2011 2012 For the quarter ended December 31, OREO Flow Analysis 13

Summary  Executing on our strategic plan o Valuable, core-deposit franchise drives earnings power o Continued improvement in asset quality metrics o High-quality, relationship-driven asset generation o Ongoing expense management  Initiated regular quarterly cash dividend during Q3 ‘12 • Dividend rate of $0.15 per quarter • Special dividend of $0.35 in Q4 ‘12 o Significantly exceeds regulatory levels required for “well-capitalized” status o Additional capital in place to support opportunistic growth o Will evaluate other capital management alternatives, including acquisitions that make strategic and financial sense 14

NASDAQ Ticker: STSA Spokane, Washington www.sterlingfinancialcorporation.com Investor Contact Media Contact Patrick Rusnak Cara Coon Chief Financial Officer VP/Communications and Public Affairs Director (509) 227-0961 (509) 626-5348 patrick.rusnak@bankwithsterling.com cara.coon@bankwithsterling.com

Earnings Release Supplement For the Quarter and Year Ended December 31, 2012

(in thousands, except per share) Per Diluted $ Share Q4 net income, as reported $20,946 $0.33 Debt prepay charge 32,678 0.52 Securities gains (11,243) (0.18) Montana divestiture gain (8,371) (0.13) Legal settlement 2,000 0.03 Income tax benefit (3,201) (0.05) Total $32,809 $0.52 Items Impacting Q4 2012 Net Income  Four significant items, in the aggregate, reduced net income by $11.9 million, or $0.19 per diluted share 1. Prepaid $250MM of structured repo; sold securities to fund transaction 2. Gain on sale recorded in connection with Montana divestiture 3. Settlement charge related to a previously disclosed ERISA class action 4. Income tax benefit related to deferred tax asset valuation allowance 17

2012 Loan Growth Summary  Total portfolio loan balances increased $734 million, or 13% year-over-year  Organic loan growth supplemented with bank acquisition and select bulk purchases  For 2012, organic production produced 6% growth  Selected purchases of residential mortgage and prime indirect auto loans  Portfolio concentrations managed through sales of multifamily loans  $187.5 million reduction in loans during 2012 due to NPL resolution 18 (in millions) 2012 12/31/2011 (1) 3/31/2012 6/30/2012 9/30/2012 12/31/2012 YTD Ending balance $5,545 $6,013 $6,084 $6,142 $6,253 $6,253 $ Growth: Total, net 468 71 58 111 708 Purchased 37 49 44 27 157 Acquired/(divested), net 350 - - (41) 309 Sold (1) (50) (2) (10) (63) Organic, net 82 72 16 135 305 % Growth (annualized): Total, net 33.8% 4.7% 3.8% 7.2% 12.8% Purchased 2.7% 3.3% 2.9% 1.8% 2.8% Acquired/(divested), net 25.2% 0.0% 0.0% -2.7% 5.6% Sold -0.1% -3.3% -0.1% -0.7% -1.1% Organic, net 5.9% 4.8% 1.1% 8.8% 5.5% (1) Includes $26.2 million of loans that were classified as held for sale at 12/31/11, that were transferred to portfolio loans during Q1 2012.

Balance Sheet Repositioning  Objective: Reduce cost of funds  Prepaid $250MM of repurchase agreements with a weighted average cost of 4.26% and weighted average remaining life of 3.4 years  Funded by sales of MBS and other investments  Net impact to margin: positive 17 basis points  Structured repo balances decreased $450 million, or 45%, from 12/31/11 19 Transaction Summary: (in thousands, except per share) Book Average Gain/ Value Yield/Cost (Loss) Repo borrowings terminated $250,000 4.26% ($32,678) MBS sold 343,471 1.62% 8,822 Corporate bond sold 18,310 3.24% 2,537 Net transaction loss, pre-tax ($21,319) Per diluted share ($0.34) Transaction expected annual impact to: (in thousands) Interest income (1) ($4,345) Interest expense (10,642) Net interest income $6,297 Net interest margin (bp) 17 (1) Assumes that $112.4 million differential will be replaced with other earning assets having an equivalent yield of 1.62%. Remaining Repo Borrowings at 12/31/12: (in thousands) Maturity Balance Avg Cost Q1 2013 $50,000 2.04% Q1 2015 50,000 2.47% Q2 2017 100,000 4.39% Q3 2017 100,000 4.34% Q4 2017 200,000 3.80% Q1 2018 50,000 2.62% Total/Avg. $550,000 3.62%

Employee Compensation and Benefits

- Personnel expenses heavily influenced by incentive compensation in Home Loan Division and Multifamily Group

($ in thousands)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012
Personnel Expense				
Salaries Expense	$34,213	$32,634	$32,463	$32,927
Benefits Expense	9,165	8,523	7,444	7,239
Bonus and Incentive Expense	8,994	10,465	13,537	17,341
Deferred Equity Comp Expense	1,664	1,945	1,421	1,329
Other Personnel Expense	934	919	1,329	1,647
Deferred Direct Orig Exp	(7,589)	(8,001)	(10,558)	(10,960)
Total Personnel	**$47,381**	**$46,485**	**$45,636**	**$49,523**

	Q1 2012	Q2 2012	Q3 2012	Q4 2012
Bonus Expense	$709	$647	$741	$2,332
Commission Expense	6,135	6,595	8,881	10,199
Incentive Expense	1,971	2,998	3,712	4,774
Awards	179	225	203	36
Total Bonus and Incentive Expense	**$8,994**	**$10,465**	**$13,537**	**$17,341**

	Q1 2012	Q2 2012	Q3 2012	Q4 2012
Multifamily Group	$478	$760	$396	$1,207
Home Loan Division	5,263	5,479	8,097	8,512
All Other Departments	394	356	388	480
Total Commission Expense	**$6,135**	**$6,595**	**$8,881**	**$10,199**

Adjusting bonus accrual in response to TARP CPP termination; Expect 2013 run rate approx. $1.0MM/qtr

Commercial and retail performance based incentive plan increase in accrual for Q4; Expect 2013 run rate approx. $3.7MM/qtr

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SBA 7A: $65 / 63% SBA 504: $4 / 4% SBA Express: $10 / 10% USDA: $18 / 17% CRE, OO: $4 / 4% CRE, NOO: $2 / 2% (in millions) Key Statistics as of 9/30/2012 (millions) Total assets $142 Net loans $ 95 Total deposits $121 Equity $ 15 Acquisition of Borrego Springs Bank, N.A. 21  SBA franchise with opportunity to expand o One of the top SBA 7(a) producers in the country (ranked 13th by number of loans for FY 2012 ) o 94% of loan portfolio is SBA or USDA o Currently restricted growth due to concentration issues and capital constraints  $6.5 million purchase price (52% of TBV)  Effective team of producers and administrators  Superior SBA 1502 reporting and collection performance  Expected close in Q1 ‘13 3 branches, 6 loan offices Retail Branch: LPO: Loan mix by category

Key Statistics as of 9/30/2012 (millions) Total assets $276 Net loans $271 Total deposits $189 Net assets $ 85 Acquisition of Boston Private PNW 22  Average branch deposits: $63 million; Average cost of deposits 0.26% for Q3 ‘12  High quality borrowers in desirable Puget Sound market; Yield of 4.5% for Q3 ‘12  $95.9 million cash; includes adjusted net assets of $84.9 million, plus franchise premium of $11.0 million  Franchise premium is 5.82% of total deposits  Estimated $3.4 million core deposit intangible  Pro forma leverage ratio = 11.9% (70 bps dilution)  Expected TBV payback within 4 years  Expected close in Q2 ‘13 3 branches STSA Branch: BPFH Branch: Loan mix by category CRE, NOO: $110 / 40% Resi Mortgage: $73 / 27% C&I: $48 / 18% CRE, OO: $33 / 12% Constr: $3 / 1% HELOC: $2 / 1% Consumer: $2 / 1% (in millions)

APPENDIX

12/31/2012 Peer median (1) TCE/TA 12.8% 9.0% Tier 1 leverage 12.0% 9.5% Tier 1 risk-based capital 17.3% 13.6% Total risk-based capital 18.6% 15.2% Tier 1 common capital 13.6% 11.9% NPA/Tangible Capital + ALLL 15.8% 18.5% Capital Compared to Peers Source: SNL Financial and company filings. Sterling Financial data as of December 31, 2012. Peer group data as of most recent quarter available. (1) Peers include all public U.S. banking companies with between $7 billion and $25 billion in assets. 24

(in millions) 12/31/2011 3/31/2012 6/30/2012 9/30/2012 12/31/2012 Balance Sheet Total assets $9,193 $9,502 $9,600 $9,472 $9,237 Net loans $5,341 $5,854 $5,927 $5,990 $6,102 Securities $2,550 $2,462 $2,121 $2,052 $1,513 Core deposits (1) $6,057 $6,585 $6,500 $6,515 $6,268 Gross loans/total deposits 85% 87% 90% 91% 97% Capital $879 $898 $1,221 $1,251 $1,218 TCE/TA 9.4% 9.0% 12.3% 12.8% 12.8% Tier 1 leverage 11.4% 11.1% 12.2% 12.7% 12.0% Operating Highlights Operating income (loss) before taxes $14.8 $13.3 $32.0 $30.6 $17.7 Provision for credit losses $4.0 $4.0 $4.0 $2.0 $0.0 FTE net interest margin 3.26% 3.38% 3.56% 3.43% 3.49% Asset Quality NPAs $369 $350 $321 $259 $210 Classified assets $426 $411 $327 $267 $222 NPAs / assets 4.0% 3.7% 3.4% 2.7% 2.3% ALLLs / NPLs 61.8% 57.7% 59.6% 72.6% 83.3% ALLL / loans 3.2% 2.7% 2.6% 2.5% 2.5% Net charge-offs (NCOs) $11 $20 $5 $6 ($1) NCOs / avg. loans 0.7% 1.3% 0.3% 0.4% 0.0% For the quarters ended Last Five Quarters Financial/Operating Highlights 25 (1) Core deposits defined as total deposits less brokered CDs.

MBS: $1,244 / 86% Muni bonds: $189 / 13% CMO: $20 / 1% $1.5 billion total portfolio (1) (in millions) $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 3/31/2012 6/30/2012 9/30/2012 12/31/2012 Bi llio ns 30-yr MBS 20-yr MBS 10- & 15-yr MBS CMO 4.2 3.4 3.6 3.3 2.9 2.1 2.2 2.4 0 1 2 3 4 5 03/31/12 06/30/12 09/30/12 12/31/12 Ye ar s WA Life-Base case Eff Dur - Base case Investment Portfolio Overview  Three considerations in shaping investment portfolio composition are safety, liquidity and return  Low market yields continue to accelerate prepayments  86% Agency MBS pass-throughs Source: Company filings. (1) Does not include net unrealized gains. (2) Durations and average life measures are base case, under current market rates. (3) Yield at quarter end. Investment portfolio Weighted avg life and effective duration (2) 2.78% overall portfolio yield (3) MBS composition Yield (3) 2.95% 2.54% 2.44% 2.53% $1.76B $1.84B 26 $1.26B $2.18B

$1,580 $347 $232 $217 $178 $126 $120 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 (in millions) Washington: $830 / 30% N. California: $797 / 28% Oregon: $461 / 16% S. California: $536 / 19% Arizona: $84 / 3% Idaho: $45 / 2% Other: $47 / 2% (in millions) Loan Portfolio – CRE Non-Owner-Occupied Includes Multifamily  Non-owner-occupied commercial real estate loans (including multifamily) totaled $2.8 billion as of 12/31/2012  Increased by $523 million, or 23% over a year ago  Represented 45% of gross loans as of 12/31/2012  2% of non-owner-occupied CRE loans were non-performing as of 12/31/2012 Source: Company filings. CRE NOO loan mix by geography CRE NOO loan mix by property type 27

Washington: $443 / 35% Oregon: $345 / 27% N. California: $321 / 25% Idaho: $64 / 5% Arizona: $53 / 4% S. California: $34 / 3% Other: $17 / 1% (in millions) $325 $271 $236 $221 $120 $52 $52 $0 $50 $100 $150 $200 $250 $300 $350 (in millions) Loan Portfolio – CRE Owner-Occupied Includes SBA  Owner-occupied commercial real estate loans totaled $1.3 billion as of 12/31/2012  Represented 20% of gross loans at 12/31/2012  5% of owner-occupied CRE loans were non-performing at 12/31/2012  SBA loans were $106 million, or 8% of total owner-occupied CRE loans at 12/31/2012 Source: Company filings. CRE OO loan mix by geography CRE OO loan mix by property type 28

NASDAQ Ticker: STSA Spokane, Washington www.sterlingfinancialcorporation.com Investor Contact Media Contact Patrick Rusnak Cara Coon Chief Financial Officer VP/Communications and Public Affairs Director (509) 227-0961 (509) 626-5348 patrick.rusnak@bankwithsterling.com cara.coon@bankwithsterling.com